EXHIBIT 21.1
THE CHILDREN’S PLACE, INC.
SUBSIDIARIES OF THE COMPANY
The Children’s Place, Inc. has the following direct and indirect wholly-owned subsidiaries:
TCP Canada, Inc., a Nova Scotia limited liability company
TCP Ethiopia Holding Company, LLC, a Delaware limited liability company
TCP IH II LLC, a Delaware limited liability company
TCP International Product Holdings, LLC, a Delaware limited liability company
TCP Investment Canada I Corp., a Nova Scotia unlimited liability company
TCP Investment Canada II Corp., a Nova Scotia unlimited liability company
TCP Real Estate Holdings, LLC, a Delaware limited liability company
TCP Worldwide Holdings Limited, a private company incorporated under the laws of Hong Kong
The Children’s Place (Barbados) Inc., a Barbados corporation
The Children’s Place (Canada), LP, an Ontario limited partnership
The Children’s Place (Hong Kong) Limited, a private company incorporated under the laws of Hong Kong
The Children’s Place Bangladesh Limited, a private company incorporated under the laws of Bangladesh
The Children’s Place Pakistan (SMC-Private) Limited, a private company incorporated under the laws of Pakistan
The Children’s Place Kenya Sourcing Limited, a private company incorporated under the laws of Kenya
Representative Office of The Children’s Place (Hong Kong) Limited in Indonesia, a representative office incorporated under the laws of Indonesia
The Children’s Place Canada Holdings, Inc., a Delaware corporation
The Children’s Place India Private Limited, a private company incorporated under the laws of India
The Childrens Place Industrial Technical Services Private Limited Company, a private company incorporated under the laws of Ethiopia
The Children’s Place International, LLC, a Virginia limited liability company
The Children’s Place Mauritius Holdings Limited, a private company incorporated under the laws of the Republic of Mauritius
The Children’s Place Services Company, LLC, a Delaware limited liability company
The Children's Place Asia Holdings Limited, a private company incorporated under the laws of Hong Kong
The Children's Place Trading (Shanghai) Co., Ltd., a wholly foreign owned entity incorporated under the laws of the People's Republic of China
The Children's Place Apparel Trading (Shanghai) Limited Company, a wholly foreign owned entity incorporated under the laws of the People's Republic of China
thechildrensplace.com, inc. a Delaware corporation
TCP Brands, LLC, a Delaware limited liability company
GYM-IPCO, LLC, a Delaware limited liability company
AMASKIT, LLC, a Delaware limited liability company